Exhibit 10(xvii)
                                                           ----------------

                                   LUMEX, INC.
                                81 Spence Street
                           Bay Shore, New York  11706




                                   May 8, 1995




     Mr. James E. George
     c/o Lumex, Inc.
     81 Spence Street
     Bay Shore, New York  11706


     Dear Jim:

               This letter will confirm the understandings regarding the termination of your employment with Lumex, Inc. ("Lumex").

               1.   Payments and Benefits.  Subject to your compliance with
                    ---------------------
     the provisions of this Agreement, Lumex shall provide you with the following payments and benefits in lieu of any and all other severance, termination, vacation or other rights which you may have with respect to your employment with Lumex, except as otherwise set forth herein:

               (a)  Salary.  Your current salary through May 24, 1995.
                    ------
     Your compensation for your services rendered as a Director for the period after May 24, 1995 will be the same as any other non-employee Director.

               (b)  Bonus Incentive Compensation Program (the "BIC
                    ----------------------------------------------
     Program").  You shall be entitled to, if and when awarded, a pro-rata
     ---------
     share of any bonus made under the BIC Program in 1996 for performance in 1995.

               (c)  Relocation Expenses.  Lumex will reimburse, or directly
                    -------------------
     pay, your reasonable expenses of relocating you from Bay Shore to your home at 19 West Cheryl, Phoenix, Arizona 85021, subject to appropriate substantiation of such expenditures.

               (d)  Health Coverage.  Through December 31, 1995, Lumex will
                    ---------------
     provide you with substantially the same medical and health benefits generally provided to employees of Lumex or reimburse your cost of COBRA coverage in whatever way is legally appropriate.


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     Mr. James E. George
     May 8, 1995
     Page 2

               (e)  Automobile.  Lumex will continue to pay your lease
                    ----------
     payments for your current automobile through June 1996, the end of the lease term, at which time Lumex will purchase the automobile and transfer it to you for no additional consideration. All expenses of operating the automobile, including, without limitation, gas, oil, insurance and repairs, shall be paid by you.

               2.   Resignation.  You hereby resign as an employee and
                    -----------
     officer of Lumex and its subsidiaries and divisions, effective as of May 24, 1995.

               3.   Non-Compete.  You agree that for a period ending on May
                    -----------
     24, 1996, you will not, directly or indirectly, within the continental United States for yourself, or as agent or on behalf of, or in conjunction with, any person, firm or corporation, design, manufacture, distribute, sell or deliver any products in competition with Lumex or engage or participate in, or become employed by or render advisory, consulting or other services to or for any person, firm or corporation, or in connection with any business activity, directly or indirectly, in competition with any business operations or activities of Lumex, or invest or otherwise become interested in, as principal, partner, officer, director or stockholder of (otherwise than through the ownership of not more than 3% of the outstanding voting securities of any corporation which is listed on a national securities exchange or whose securities are regularly traded in the over-the-counter market) any such person, firm or corporation.

               4.   Confidentiality.
                    ---------------
               (a) You will not divulge, furnish or make accessible to anyone any knowledge or information with respect to confidential or secret methods, processes, plans, information or materials of Lumex, or with respect to any other confidential or secret aspects of the business of Lumex. In furtherance of the foregoing, you shall not, among other things, furnish, discuss or make accessible to any third party any information and/or documents with respect to the following:

                     i) projections or the results of operations of Lumex, including sales, profits and gross profit margins;

                    ii) the acquisition of new product lines by Lumex or plans with respect to new projects;



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     Mr. James E. George
     May 8, 1995
     Page 3

                   iii) customer lists or business or marketing plans, including proposals to enter any new markets, or pricing plans or policies of Lumex; or

                    iv) any other information of a similar nature which, in accordance with customary business practices, would be considered confidential or proprietary to Lumex.

               (b) You hereby confirm to Lumex that you have returned to Lumex all such confidential material in your possession, including, without limitation, customer lists, long-range plans, specifications and financial information.

               5.  Non-disparagement.  You shall not make any statements or
                   -----------------
     comments, orally or in writing, publicly or privately, to any third party that would tend to disparage, denigrate or embarrass Lumex or its respective management, officers or directors.

               6.   Injunction.  You acknowledge that if you violate any of
                    ----------
     the provisions of Sections 3, 4 or 5 with respect to non-competition, confidentiality and non-disparagement, Lumex and its affiliates would sustain irreparable harm and, therefore, in addition to any other remedies which Lumex may have under this Agreement or otherwise, Lumex shall be entitled to an injunction to be issued by any court of competent jurisdiction restraining you from committing any such violation under this Agreement.

               7.   Miscellaneous.
                    -------------
               (a) The rights and obligations arising under this Agreement shall inure to the benefit of and shall be binding upon your heirs, executors, successors, and assigns, and shall inure to the benefit of and be binding upon Lumex and its successors and assigns.

               (b) Any notice required or permitted to be given hereunder shall be in writing and shall be delivered by hand, telecopy or sent postage prepaid by registered or certified mail, return receipt required, if to Lumex at the address set forth above for Lumex,
     Attention: Chief Financial Officer, and if to you at your address set forth above, or at such other addresses as either party may designate by such notice, and any such notice shall be deemed to have been given when so delivered or mailed.



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     Mr. James E. George
     May 8, 1995
     Page 4

               (c) If, at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

               (d) This Agreement constitutes the complete understanding between the parties with respect to the subject matter hereof. This Agreement shall not be altered, modified, amended or terminated, except by written instrument signed by each of the parties hereto.

               (e) The Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

               (f) References to Lumex in Sections 3, 4 and 5 shall include all divisions and subsidiaries of Lumex.

               (g) Both of us agree that, except to the extent required by law, we will maintain the strict confidentiality of this Agreement and the substance hereof.

               If the foregoing correctly reflects our understanding, kindly sign, where indicated below, and return to the undersigned the duplicate copy of this letter.

                                        Very truly yours,

                                        LUMEX, INC.


                                        By:/s/ Thomas W. Kahle
                                           ----------------------
                                           Thomas W. Kahle
                                           Chairman of the
                                           Compensation Committee and
                                           on behalf of the Board of
                                           Directors

     Agreed to:


     /s/ James E. George
     -------------------------
     James E. George


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